Exhibit 10.40
VOTING AGREEMENT
     THIS VOTING AGREEMENT is made and entered into as of this [___] day of November, 2009, by and among Providence Equity Partners V L.P. (“PEP V”), Providence Equity Partners V-A L.P. (“PEP V-A”, and together with PEP V, the “Providence Stockholders”), Cameron Chalmers and David Muzzo (collectively, the “Founder Stockholders”) and MHT-SI, L.P. (“MHT”, and together with the Founder Stockholders, the “Stockholders”), and Archipelago Learning, Inc., a Delaware corporation (the “Company”).
RECITALS
     WHEREAS, the Company is proposing to sell shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), to the public in an initial public offering; and
     WHEREAS, subject to the terms and conditions herein, the Stockholders and the Company desire to enter into this Voting Agreement to set forth their agreements and understandings with respect to how certain shares of Common Stock to be held by them will be voted with respect to the election of certain members of the Board of Directors (the “Board”).
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Voting Provisions Regarding Board of Directors. Each Stockholder agrees to vote, or cause to be voted, at least fifty percent (50%) of all Common Stock owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times (such percentage of Common Stock, the “Designated Voting Stock”), for the election of David Phillips, Michael Powell, Peter Wilde, Brian Hall and Timothy McEwen to the Board at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders in which an election of directors is made.
     2. Remedies.
          2.1 Irrevocable Proxy. Each Stockholder hereby constitutes and appoints each of the Providence Stockholders with full power of substitution, as the proxies of the Stockholder with respect to the matters set forth herein, including without limitation, election of persons as members of the Board in accordance with Section 1 hereto, and hereby authorizes each of them to represent and to vote the Designated Voting Stock for the election of David Phillips, Michael Powell, Peter Wilde, Brian Hall and Timothy McEwen to the Board, if and only if the Stockholder (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner that is inconsistent with the terms of this Voting Agreement. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Voting Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Voting Agreement terminates or expires pursuant to Section 3 hereof. Each Stockholder hereby revokes any and all previous proxies with respect to such the

Designated Voting Stock and shall not hereafter, unless and until this Voting Agreement terminates or expires pursuant to Section 3 hereof, purport to grant any other proxy or power of attorney with respect to any of the Designated Voting Stock, deposit any of the Designated Voting Stock into a voting trust or enter into any agreement (other than this Voting Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Designated Voting Stock, in each case, with respect to any of the matters set forth herein.
          2.2 Remedies Cumulative. All remedies, either under this Voting Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
     3. Term. This Voting Agreement shall be effective as of the date hereof and shall continue in effect until, and automatically terminate upon, the six-month anniversary of the date hereof.
     4. General Provisions.
          4.1 Assignment; Benefit. The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto. Any assignment of rights or obligations in violation of this Section 4.1 shall be null and void. This Voting Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.
          4.2 Severability. In the event that any provision of this Voting Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          4.3 Entire Agreement. This Voting Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes any prior agreement or understanding among them with respect to the matters referred to herein. There are no representations, warranties, promises, inducements, covenants or undertakings relating to Common Stock, other than those expressly set forth or referred to herein.
          4.4 Amendment. This Voting Agreement may not be amended, modified, supplemented or waived except by the unanimous written approval of the parties hereto.
          4.5 Waiver. No waiver of any breach of any of the terms of this Voting Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. Waiver by any party hereto of any breach or default by any other party of any of the terms of this Voting Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Voting Agreement shall be implied from any course of dealing between the parties hereto or from any failure by any party to assert its or his or her rights hereunder on any occasion or series of occasions.

          4.6 Counterparts. This Voting Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.
          4.7 Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Voting Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the Stockholder at the address set forth in the records of the Company or at such other address as such Stockholder shall have furnished to the Company in writing as the address to which notice are to be sent hereunder.

If to Company, to:

Archipelago Learning, Inc.
3400 Carlisle Street, Suite 345
Dallas, Texas 75204
Attention:	Tim McEwen
Telephone:	(800) 419-3191
Facsimile:	(866) 515-9145
Email:	tim.mcewen@archlearning.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
100 Federal Street, 34th Floor
Boston, Massachusetts 02110
Attention:	Kevin J. Sullivan
Telephone:	(617) 772-8348
Facsimile:	(617) 772-8333
Email:	kevin.sullivan@weil.com
          4.8 Governing Law. THIS VOTING AGREEMENT AND ANY CLAIM OR DISPUTE ARISING OUT OF OR RELATED TO THIS VOTING AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) OR THE SUBJECT MATTER HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS LAW.
          4.9 Jurisdiction. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS VOTING AGREEMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN

DISTRICT OF NEW YORK, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. ANY ACTIONS OR PROCEEDINGS TO ENFORCE A JUDGMENT ISSUED BY ONE OF THE FOREGOING COURTS MAY BE ENFORCED IN ANY JURISDICTION.
          4.10 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH STOCKHOLDER WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS VOTING AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY STOCKHOLDER OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company or any Stockholder may file an original counterpart or a copy of this Section 4.10 with any court as written evidence of the consent of the Stockholders to the waiver of their rights to trial by jury.
          4.11 Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them by this Voting Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Voting Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.
          4.12 No Third Party Beneficiaries. Except as otherwise provided herein, this Voting Agreement is not intended to confer upon any Person, except for the parties hereto, any rights or remedies hereunder.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

ARCHIPELAGO LEARNING, INC.

By:

Name: Title:	Tim McEwen Chief Executive Officer

PROVIDENCE EQUITY PARTNERS V L.P.

By:	Providence Equity Partners GP V L.P.,
Its General Partner

By:	Providence Equity Partners V L.L.C.,
Its General Partner

By:

Name:
Title:

PROVIDENCE EQUITY PARTNERS V-A L.P.

By:	Providence Equity Partners GP V L.P.,
Its General Partner

By:	Providence Equity Partners V L.L.C.,
Its General Partner

By:

Name:
Title:
[SIGNATURE PAGES – VOTING AGREEMENT]

Cameron Chalmers

David Muzzo

MHT-SI, L.P.

By:	MHT-SI GP, LLC,
Its General Partner
By:

Name:	Shawn D. Terry
Title:	Manager
[SIGNATURE PAGES – VOTING AGREEMENT]